SECOND AMENDMENT TO RIGHTS AGREEMENT


                                    Recitals

This Second Amendment to Rights Agreement (the "Second Amendment") is made and entered into by and among Wachovia Bank of North Carolina, N.A. ("Wachovia"), Baldor Electric Company, a Missouri corporation, ("Baldor") and Continental Stock Transfer & Trust Company, a New York banking corporation formed under banking laws of the state of New York and having corporate trust powers pursuant thereto ("Continental"), and will be effective as of the 1st day of June , 1999.


WHEREAS, Wachovia is currently the transfer agent, registrar and dividend paying agent for the common stock of Baldor and is the "Rights Agent" as that term is defined in, and pursuant to, that certain Baldor Electric Company Rights Agreement dated as of May 6, 1988, by and among Baldor and Wachovia as amended by Amendment #1 thereto dated as of February 5, 1996 (collectively the "Rights Agreement"); and

WHEREAS,   effective  October  16,  1998,  Wachovia  subcontracted  with  Boston
EquiServe to perform Wachovia's duties as the rights agent under the Rights Agreement; and

WHEREAS, Wachovia desires to resign as the Rights Agent under the Rights Agreement, Baldor desires that Continental, rather than Boston EquiServe serve as successor Rights Agent and Continental is willing to serve as successor Rights Agent; and

WHEREAS, Section 21 of the Rights Agreement must be amended so that Continental is able to qualify to serve as Rights Agent and the Executive Committee of the Board of Directors of Baldor, by unanimous written consent dated as of May 3, 1999: (i) approved the amendment of Section 21 so that Continental shall so qualify, (ii) approved the resignation of Wachovia as Rights Agent under the Rights Agreement, (iii) approved the appointment of Continental as the successor Rights Agent under the Rights Agreement, (iv) approved any and all other amendments to the Rights Agreement which such officers may deem necessary, desirable, convenient or appropriate to permit or otherwise induce Continental to serve as Rights Agent, and (v) authorized the proper officers to take any and all other actions deemed necessary to carry out the intent of the foregoing; and

WHEREAS, the parties hereto wish to acknowledge that immediately after the approval of the amendment of Section 21 of the Rights Agreement, Wachovia shall resign as Rights Agent and Continental shall be appointed the successor Rights Agent; and

WHEREAS, Sections 1, 2, 3, 4, 5, 6 and 7 hereof are deemed to have occurred in the order set forth in the Second Amendment, such that Wachovia shall not be deemed to have resigned as Rights Agent until the amendments of Section 21 of the Rights Agreement is effective, and Continental shall not be deemed to have been appointed successor Rights Agent until Wachovia shall be deemed to have resigned and Continental shall have made the representations and warranties to Baldor set forth in Section 3 below, following which the address of the Rights Agent shall be deemed to have changed as set forth in Section 5 below, and certain other provisions contained in the Rights Agreement shall be deemed to have been amended as set forth in Section 7 below.


NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Section 1. Section 21 of the Rights Agreement is hereby modified and amended by deleting the fifth sentence (not including the caption) in its entirety and replacing it with:

                           Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either: (a) a banking corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital, surplus and blanket bond insurance of at least $25,000,000; or (b) an affiliate of such a banking corporation with trust powers.

Section 2. Upon the effectiveness of the amendment of Section 21 of the Rights Agreement pursuant hereto, Wachovia hereby resigns as the Rights Agent under the Rights Agreement.

Section 3. Effective upon the resignation of Wachovia as Rights Agent, Continental hereby represents and warrants that it meets the eligibility requirements to be the successor Rights Agent (as described in Section 1 of the Second Amendment (which is the same as Section 21 of the Rights Agreement as amended by this Second Amendment) (the "Rights Agreement as Amended").

Section 4.        Effective  upon the  resignation  of Wachovia as
                  Rights Agent, Continental hereby accepts, and agrees pursuant to Sections 20 and 21 of the Rights Agreement as Amended to perform, all of the rights, powers, duties and obligations as Rights Agent under, and in accordance with the terms of, the Rights Agreement as Amended. In executing this Second Amendment, Continental shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement as Amended. Section 5. The address to which all notices and communications to Continental as Rights Agent are to be delivered (in lieu of the prior address of Wachovia as the prior Rights Agent) is: Continental Stock Transfer & Trust Company 2 Broadway New York, New York 10004 and Section 25 of the Rights Agreement is hereby deemed amended to reflect this new address for the Rights Agent. Section 6. Henceforth, the term "Rights Agent" as used in the Rights Agreement shall mean Continental. In furtherance of the foregoing, the legend required on certificates of Baldor common stock pursuant to Section 3(c) of the Rights Agreement shall read as follows:

                           This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement dated as of May 6, 1988, as amended by the First Amendment thereto dated as of February 5, 1996, as further amended as of June 1, 1999, between Baldor Electric Company (the "Company") and Continental Stock Transfer & Trust Company (the "Rights Agreement as Amended"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement as Amended, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement as Amended without charge promptly after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by Acquiring Persons (as defined in the Rights Agreement as Amended) and any subsequent holder of such Rights may become null and void.

Section 7. The following provisions of the Rights Agreement are hereby amended as set forth below:

                  (a) Section 1(e) of the Rights Agreement is hereby amended in its entirety to read as follows:
                                    "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which the Rights Agent is authorized or obligated by law or executive order to close.

                  (b) Section 1(f) of the Rights Agreement is hereby amended in its entirety to read as follows:

                                    "Close of  Business" on any given date shall
                                     mean   5:00   P.M.   E.S.T.or   E.D.T,   as
                                     appropriate,   on  such   date;   provided,
                                     however,   that  if  such  date  is  not  a
                                     Business Day, it shall mean 5:00 P.M.
                                     E.S.T. or E.D.T., as appropriate, on the next succeeding Business Day.

                  (c) Section 5(b) of the Rights Agreement is hereby amended in its entirety to read as follows:

                                    Following the Distribution  Date, the Rights
                                    Agent will keep or cause to be kept,  at one
                                    of its offices,  books for  registration and
                                    transfer of the Rights  Certificates  issued
                                    hereunder.  Such books  shall show the names
                                    and addresses of the  respective  holders of
                                    the  Rights  Certificates,   the  number  of
                                    Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

                           Section 23(a)(i) of the Rights Agreement is hereby amended such that the words "Winston-Salem, North Carolina time," are deleted and replaced with "E.S.T. or E.D.T., as appropriate".

Section 8. All references in the Rights Agreement to this "Agreement", the "Rights Agreement and any other references of similar import shall henceforth mean the Rights Agreement as Amended and any further amendments or modifications thereof.

Section 9. All of the provisions of the Rights Agreement not amended by this amendment shall remain in full force and.

Section 10.       In the event of any inconsistency or conflict between this
                  Second  Amendment  and  the  Rights   Agreement,   the  terms,
                  provisions and conditions contained in this Second Amendment shall govern and control.

Section 11.       (a)      This  Second  Amendment,  as it  amends  the
                           Rights  Agreement,  constitutes the entire  agreement
                           and  understanding of the parties with respect to the
                           subject  matter  hereof,  and it supersedes all prior
                           negotiations,   commitments,    representations   and
                           undertakings of the parties with respect to the subject matter hereof.

                  (b) This Second Amendment shall be binding upon and inure to the benefit of Baldor, Wachovia, Continental and their respective successors and permitted assigns.

                  (c) This Second Amendment shall be deemed to be a contract made under the laws of the State of Missouri and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such state.

                  (d) This Second Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (e) Any capitalized word not otherwise defined in this Second Amendment shall have the meaning given to such word in the Rights Agreement.

                  (f) The Second Amendment may not be modified except by a writing signed by authorized representatives of the parties to the Second Amendment.


IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Rights Agreement to be executed by their respective duly authorized officers as of the 3rd day of May, 1999.


Baldor Electric Company                              Attest:

By:  __________________________________     By:  _______________________________

Name:  _______________________________      Name:  ____________________________

Title:  ________________________________    Title: _____________________________


Wachovia Bank of North Carolina, N.A.
as resigning Rights Agent                            Attest:

By:  __________________________________     By:  _______________________________

Name:  _______________________________      Name:  ____________________________

Title:  ________________________________    Title: _____________________________


Continental Stock Transfer & Trust Company
as successor Rights Agent                   Attest:

By:  __________________________________     By:  _______________________________

Name:  _______________________________      Name:  ____________________________

Title:  ________________________________    Title: _____________________________

OFFICER'S CERTIFICATE


The undersigned, Lloyd G. Davis, the duly authorized Secretary of Baldor Electric Company (the "Company") hereby certifies that, pursuant to Section 26 of the Rights Agreement dated May 6, 1988 by and between the Company and Wachovia Bank of North Carolina, N.A., as amended by Amendment #1 dated February 5, 1996, the Attached Amendment No. 2 to the Rights Agreement is in compliance with Section 26 of the Rights Agreement as Amended.

IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate as of this 3rd day of May 1999.




                                                 /s/ Lloyd G. Davis
                                                 ------------------
                                                     Secretary